Exhibit 10.5

BRAND PARTNERSHIP AGREEMENT

THIS BRAND PARTNERSHIP AGREEMENT (this “Agreement”), is dated August 23, 2022 (the “Effective Date”) by and between Mission Holdings US, Inc. (the “Company”), and Medicine Man Technologies, Inc. (“Schwazze”). The Company and Schwazze are sometimes individually referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, the Company desires to have a long-term strategic relationship with Schwazze to support its brand development, distribution and sales, as well as access to additional capital to build its brands in Colorado and California; and

WHEREAS, Schwazze desires to secure most favored nation access to current and future brands of the Company in its retail and omnichannel stores, as well as rights to acquire ownership of the Company;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Parties agree as follows:

1.	Definitions
a.	“Affiliates” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act
b.	“Brand Category” means the following cannabis product categories: flower and gummies or other categories as approved by Schwazze in its sole discretion.
c.	“Buy-Out Option” means the buy-out option as defined in Section 6 of the Right of First Refusal and Co-Sale Agreement.
d.

“Company LTM EBITDA” means for the 12-month period immediately preceding the date on which Schwazze provides notice to the Company of its election to exercise the Buy-Out Option, net income, plus income taxes, plus interest expense, plus depreciation, plus amortization, as adjusted (i) for such pro forma adjustments giving effect to any acquisition, disposition or investment, as applicable, since the start of such period, (ii) for any “extraordinary items” of gain or loss as that term is defined by generally accepted account principles in the United States, and (iii) with respect to determining the Company’s EBITDA, to add back the cash salary and cash benefits (“Compensation”) of the Company’s CEO, Donald Douglas Burkhalter (“Burkhalter”), and CIO, Hadley Ford (“Ford”), and any cash fees paid to Techas Capital LCC or any of its affiliates (the “Addback”). Such Addback as it pertains to each of Burkhalter’s and Ford’s Compensation will not be included in the Addback if Burkhalter or Ford becomes an employee of the Schwazze Investor after the Buy-Out Option is exercised with substantially the same responsibilities they had as CEO and CIO, respectively, of the Company.

e.	“Company Value” means for each Testing Period, the gross revenue generated from wholesale sales of the Company’s products.
f.

“Fully Diluted Shares” means the total number of issued and outstanding shares of all classes of the Company’s stock, including all issued options, warrants and other securities convertible into shares of the Company’s stock, whether vested or subject to vesting.

g.

“Mutual Nondisclosure Agreement” means the Mutual Non-Disclosure and Non-Circumvention Agreement dated as of February 1, 2021 by and between Schwazze and the Company, as amended by that certain First Amendment dated as of February 1, 2022.

h.	“Products” means the Company’s current and future products, currently comprised of flower and gummies.
i.	“Schwazze EBITDA Multiple” means, as of the date of determination, (i) Schwazze Levered Market Cap divided by (ii) Schwazze LTM EBITDA.
j.

“Schwazze LTM EBITDA” for the 12-month period immediately preceding the date on which Schwazze provides notice to the Company of its election to exercise the Buy-Out Option, net income, plus income taxes, plus interest expense, plus depreciation, plus amortization, as adjusted (i) for such pro forma adjustments giving effect to any acquisition, disposition or investment, as applicable, since the start of such period, (ii) for any “extraordinary items” of gain or loss as that term is defined by generally accepted account principles in the United States..

k.

“Schwazze Levered Market Cap” means, as of the date of determination, Schwazze’s total net debt plus its equity market capitalization based on the 30-day variable weighted average closing price of Schwazze Stock, measured from the date on which Schwazze provides notice to the Company of its election to exercise the Buy-Out Option.

l.	“Schwazze Multiple” means the greater of (i) 8.0 or (ii) 60% of the Schwazze EBITDA Multiple.
m.	“Schwazze Ownership Percentage” means for each Testing Period, Schwazze Value divided by Company Value.
n.	“Schwazze Stock” means the common stock of Schwazze that trades on the OTCQX or any successor exchange.
o.

“Schwazze Value” means, (i) with respect to Testing Period One, the aggregate amount of wholesale revenue generated to Mission from sales of the Products to Schwazze during Testing Period One (the “Testing Period One Revenue”) multiplied 20%, (ii) with respect to Testing Period Two, the aggregate amount of wholesale revenue generated to Mission from sales of the Products to Schwazze during Testing Period Two (the “Testing Period Two Revenue”) minus the Testing Period One Revenue, multiplied by 20% and (iii) with respect to Testing Period Three, the aggregate amount of wholesale revenue generated to Mission from sales of the Products to Schwazze during Testing Period Three minus the Testing Period Two Revenue, multiplied by 20%.

p.	“State” means the specific state in which an Approved Product is sold.
q.

“Stores” means Schwazze’s retail stores located in the Territory, including as accessed through Internet websites to the extent such websites facilitate pickup or delivery of Products from such retail stores.

r.	“Term” means the period commencing on the Effective Date and ending on the thirty-six (36) month anniversary of the Effective Date.
s.	“Territory” means the states of Colorado and New Mexico.
t.	“Testing Period” means each of Testing Period One, Testing Period Two and Testing Period Three.
u.	“Testing Period One” means the period commencing on the Effective Date and ending on the twelve (12) month anniversary of the Effective Date.
v.	“Testing Period Two” means the period commencing on the day following the expiration of Testing Period One and ending on the twenty-four (24) month anniversary of the Effective Date.
w.	“Testing Period Three” means the period commencing on the day following the expiration of Testing Period Two and ending on the thirty-six (36) month anniversary of the Effective Date.
2.	Product Placement

a.During the Term, the Company will receive non-exclusive rights to distribute to the Stores Products within each Brand Category and Schwazze will cause the Stores to carry such Products; provided, however, that Schwazze has the right to approve all Products and each Brand Category for distribution within the Stores (“Approved Products”) and Schwazze may reject Products and each Brand Category if, in Schwazze’s sole but reasonable discretion, there are quality issues with such Products or each Brand Category or such Products or Brand Category are inconsistent with Schwazze’s category strategy. The Company will not have any obligation to pay slotting fees for Approved Products.

b.The Parties will cooperate in good faith during the Term to develop, launch and carry Products, on terms mutually agreeable to the Parties, that are consistent with the Parties’ collective strategy, as such strategy may be further defined and evolve during the project management process described and set forth in Section 3 below.

c.	During the Term, the Parties agree as follows:
i.

Schwazze will provide prime locations for Approved Products within the Stores in the same general area as other products within the applicable Brand Category, as determined by Schwazze in its sole but reasonable discretion;

ii.

For approved Brand Categories offered by the Company, Schwazze will provide shelf placement (i.e., SKU facings) or carriage of Mission products in a Store that uses the number of Mission SKUs as a guideline. For instance, if Mission has ten (10) Approved Products in the gummy Brand Category, those Approved Products will be given ten (10) SKU facings within the gummy category in the Stores. Parties acknowledge Stores could have differing customer preferences, and therefore, final SKU decisions will be made at each Store location. ;

iii.

The Company will provide all Approved Products to Schwazze at “most favored nation” pricing that is equal to or less than the lowest Everyday Price that the Company has made such Approved Products available to any other retailer within the State during the previous three (3) month period of time. The price to Schwazze Stores shall not include in the calculation of such price any off-invoice promotions, trade promotions, introductory promotions, and other discounts unless such promotions are consistently used with the Company’s other retailers (the “Everyday Price”). Schwazze shall have the right to audit the Company’s sales of Approved Products to other retailers within the applicable State from time to time during the Term, and, in the event of such an audit, the Company shall (and shall cause its affiliates and representatives to) provide full access to the Company’s books, records and personnel to the extent necessary for Schwazze to conduct such audit. If any such audit reveals a violation of this Section 2(c)(iii) by the Company, the Company shall promptly refund to Schwazze an amount equal to the difference between the amount that Schwazze would have paid for such Approved Products had the Company not violated this provision and the amount that Schwazze actually paid for such Approved Products and, in addition to the foregoing, the Company shall reimburse Schwazze for any and all out-of-pocket costs and expenses incurred by Schwazze in connection with such audit;

iv.	Approved Products sold through the Stores must meet minimum revenue targets to be mutually agreed to by the Parties during the Quarterly Review;
v.

The Company will provide the same level of marketing support for Approved Products as the Company provides to other retailers in the State, including without limitation: staff training, coupons, rebates, discounts, sampling, and other promotional and marketing programs to be approved by Schwazze in its sole, but reasonable, discretion;

vi.

The Company shall have the right, but not the obligation, to develop a quarterly consumer promotion in the Stores with in-store marketing collateral (such as signage, point-of-presence and displays) to be approved by Schwazze in its sole, but reasonable, discretion;

vii.	The Parties will enter into a mutually acceptable supply agreement for the Approved Products; and

viii.If during the Quarterly Review, either Party identifies an item within section 2(c) for discussion, the Parties agree to work in good faith to determine an adjustment(s) to which the Parties mutually agree. If an adjustment is defined by the Parties, each Party shall have 30 days to make such adjustment.

d.During the Term, the Parties will work collaboratively to apply Sections 2.c.i- viii. to any future Schwazze distribution channels (e.g., retail stores and omnichannel assets) in States outside of the Territory where Schwazze is operating. The Parties acknowledge and agree that any extension into such new States will depend on numerous regulatory and business considerations, and Schwazze does not represent, warrant, covenant or guarantee that Company’s Products will be carried in any States outside of the Territory.

e.During the Term, the Company shall comply in all respects with Schwazze’s procedures and requirements as communicated in writing, or which may be communicated in writing, to the Company from time to time regarding the introduction, placement, promotion, pricing and logistics for new, on-going and discontinued Approved Products.

f.During the Term, Schwazze will: (i) subject to Section 2.a., give good faith consideration to testing and/or launching any new Products presented by the Company; and (ii) provide the Company with access to Schwazze’s dedicated Account Manager and provide the Company with monthly sales reports for each Approved Product SKU, by Store (if requested by the Company), and by relevant Brand Category. The Company shall, with respect to any information provided under this subsection f., comply with the terms of the Mutual Nondisclosure Agreement.

3.Project Management. Each Party will provide an employee (“Account Manager”) focused on the Parties’ brand collaboration agreement, with the goal of developing, launching, carrying and distributing Approved Products that fit the Parties’ mutually agreed business strategies. It is the intent of the Parties that each Party’s Account Manager will collaborate in good faith with the other Party’s Account Manager to address issues and resolve concerns and disputes in a manner that is consistent with the Parties’ status as business collaborators. Each Party will use reasonable efforts to cause its Account Manager to meet via teleconference, video conference or in person at least once per quarter (each quarter defined as successive 3-month periods following the Effective Date) to (a) discuss product performance, marketing plans, merchandise strategy and any other relevant matters, (b) address any outstanding issues or disputes between the Parties, and (c) discuss any other business between the Parties relating to their collaboration hereunder. (the “Quarterly Review”).

4.	Licenses.

a.The Company hereby grants to Schwazze a limited, non-exclusive, royalty-free, sublicenseable (but only to Affiliates of Schwazze), non-assignable license during the Term to use Company’s trademarks, trade names, service marks, logos, works of authorship and copyrights (whether or not registered) (collectively, “Marks”) in connection with the performance of Schwazze’s obligations hereunder, including the sale, distribution, marketing and promotion of Approved Products.

b.Schwazze hereby grants to the Company a limited, non-exclusive, royalty-free, sublicenseable (but only for the purposes described in this subsection b.), non-assignable license during the Term to use Schwazze’s Marks associated with its Store names (currently, Star Buds, Emerald Fields and R. Greenleaf), and any Marks associated with future Store names acquired or opened during the Term, on the Company’s website and, upon Schwazze’s prior written approval in each instance (which approval will not be unreasonably withheld), on such other marketing and promotional collateral developed by the Company in connection with the sale, distribution, marketing and promotion of Approved Products (including to communicate to customers and potential customers that Approved Products are available at the Stores).

c.In connection with the foregoing license grants contemplated by paragraphs (a) and (b) of this Section 4, each Party will comply with the other Party’s brand and/or marketing guidelines as may be communicated to such Party from time to time. In the event either Party objects to the other Party’s use of a Party’s Marks, the objecting Party will notify the other Party in writing of such objection, and the other Party shall have five (5) business days to, at the objecting Party’s sole option and discretion, either modify its use of the objecting Party’s Marks to the objecting Party’s reasonable satisfaction or cease such use of the objecting Party’s Marks.

5.	Compensation to Schwazze.

a.Option. Concurrently with the execution of this Agreement, the Company shall issue to Schwazze an option to purchase five and one-half percent (5.5%) of the Fully Diluted Shares of common stock of the Company with a term of eighteen (18) months and an aggregate exercise price of $1,000,000, in the form attached hereto as Exhibit A.

b.Convertible Preferred Stock. Prior to the execution of this Agreement, the Company issued convertible preferred stock of the Company in exchange for two million dollars ($2,000,000) from Schwazze, pursuant to the terms of that certain Preferred Stock Purchase Agreement dated as of May 20, 2022.

c.Earn-In. Upon the expiration of each Testing Period, the Company shall issue to Schwazze warrants, in the form attached hereto as Exhibit B, granting Schwazze the right to acquire shares of the Company’s common stock in an amount equal to: (i) the Schwazze Ownership Percentage during such Testing Period multiplied by (ii) the Fully Diluted Shares then outstanding divided by (iii) the total of 100% minus the Schwazze Ownership Percentage; provided, however that the maximum number of shares of the Company’s stock that Schwazze may acquire pursuant to such warrants over time shall not exceed 20% of the total Fully Diluted Shares.

i.

For example, if Mission products have $10,000,000 of total wholesale revenue and Mission has 10,000,000 Fully Diluted Shares and generates $1,000,000 of wholesale revenue to Mission through Schwazze channels then:

1.	Schwazze Value = $1,000,000 * 20% = $200,000
2.	Mission Value = $10,000,000
3.	Schwazze Ownership % = $200,000 / $10,000,000 = 2%
4.	Warrants issued = 2% * 10,000,000 / 98% = 204,081 warrants
ii.

Such warrants shall be vested 12 months after issuance only if in the subsequent 12-month period to a Testing Period revenue to Mission through Schwazze channels are no less than 80% of the revenue to Mission through Schwazze channels during the original Testing Period; otherwise the warrants will terminate The reduction in revenue cannot occur as a direct result of the action or inaction of Mission (e.g., reduction in supply from Mission to Schwazze, recall, etc). In the event Schwazze exercises the Buy-Out Option all outstanding warrants will vest.

6.	Representations and Warranties of the Company.

The Company represents and warrants that:

a.It has all necessary approvals from its shareholders and board of directors to timely fulfill its obligations under this Agreement.

b.The Company’s capitalization table attached as Exhibit C is current and accurate as of the date hereof.

c.The Company owns or licenses with the right to sublicense to Schwazze and its permitted sublicensees all Marks, patents, know-how and other intellectual property rights associated with all Approved Products. None of the Approved Products will infringe or misappropriate the rights of any third party, including without limitation any intellectual property rights, rights of privacy or rights of publicity.

d.All of the Approved Products are safe for use as advertised and labeled and comply with all applicable laws and regulations in the State applicable to such products.

e.As of the Effective Date, the Company has no actual or constructive knowledge of: (i) any defect in any Product or packaging for any Product, (ii) any pending official investigation into, or public or private enforcement or damages action concerning, the safety of one or more of Company’s Products (the foregoing collectively, “Covered Products”), (iii) the settlement of any such investigation or action (including through settlements not involving any admission of fault or wrongdoing), (iv) any judgment or order of any court or official agency finding that any Covered Products are or have been unsafe or harmful to humans, (v) any voluntary or involuntary recall of any Covered Products, or (vi) any negative public statement made by Company concerning the safety of any Covered Products (each of the foregoing, a “Safety Incident”).

f.The Company will notify Schwazze within five (5) business days of gaining actual or constructive knowledge of any Safety Incident (and occurrence of any Safety Incident affecting any Products during the Term shall constitute a breach of this Agreement giving rise to rights of termination and indemnification in favor of Schwazze).

7.Indemnification. The Company shall indemnify, hold harmless and defend Schwazze and its affiliates and its and their officers, directors, managers, members, agents and representatives from and against all demands, claims (whether or not involving litigation), actions, proceedings, damages, liabilities, losses, fees, costs or expenses (including without limitation reasonable attorney’s fees and the costs of any investigation), arising from or relating to: (a) breaches or inaccuracies of the representations and warranties of the Company contained in Section 7 of this Agreement; (b) the Company’s failure to perform any of its obligations under this Agreement; (c) property damage, personal injury or death caused by the Products (including any product defect or product liability claim arising out of any Product); (d) any allegation that the Products infringe on the intellectual property rights of any third party; or (e) the Company’s failure to fully conform to all applicable law which affects the Products.

8.Non-Performance. If either Party materially breaches any one or more of the terms of this Agreement and fails to cure any such breach within ten (10)_days in the case of a monetary breach or within thirty (30) days in the case of a non-monetary breach after receiving notice thereof from the non-breaching Party, the Parties shall discuss in good faith for a period of no less than thirty (30) days equitable compensation for such breach and if a mutual agreement thereon cannot be reached within such period, such dispute shall be settled by binding arbitration administered by JAMS, before a single arbitrator chosen in accordance with the rules of JAMS, and the arbitrator’s determination of such issue shall be final and binding upon the Parties. Such arbitration may be initiated by the Parties, or either of them, within ten (10) days after either Party sends written notice (“Arbitration Notice”) of a demand to arbitrate by registered or certified mail to the other Party and to JAMS. The Arbitration Notice shall contain a description of the subject matter of the arbitration, the dispute with respect thereto, the amount involved, if any, and the remedy or determination sought. If the Parties are unable to agree on an arbitrator, an arbitrator will be selected in accordance with JAMS rules.

9.Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction).

10.Waiver/Amendment. This Agreement and any provisions hereof may only be amended, modified or supplemented by an agreement in writing signed by the Parties. This Agreement and any provisions hereof may be waived only by an instrument in writing signed by the Party against which an enforcement of the same is sought.

11.Survival. In the event that any provision of this Agreement is adjudged to be invalid or unenforceable, the duly selected arbitrator may sever or amend such provision as necessary and appropriate to carry out the intention of the parties (as determined by such arbitrator) and the remainder hereof shall remain in full force and effect.

12.Entire Agreement. This Agreement constitutes the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

13.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Brand Partnership Agreement as of the day and year first above written.

COMPANY:

MISSION HOLDINGS, INC.

By:	/s/ Donald Douglas Burkhalter
Donald Douglas Burkhalter
Chief Executive Officer

SCHWAZZE:

MEDICINE MAN TECHNOLOGIES, INC.

By:	/s/ Justin Dye
Justin Dye
Chief Executive Officer

EXHIBIT A

OPTION AGREEMENT

THIS OPTION AGREEMENT (this “Agreement”) is made as of August 23, 2022, by and between MISSION HOLDINGS US, INC., a Colorado corporation (the “Company”), and MEDICINE MAN TECHNOLOGIES, INC. (D/B/A SCHWAZZE), a Nevada corporation (“Schwazze”).

RECITALS:

WHEREAS, concurrently with the execution of this Agreement, the Company and Schwazze have executed and entered into that certain Brand Partnership Agreement dated as of the date hereof (the “Brand Partnership Agreement”).

WHEREAS, pursuant to Section 5.a. of the Brand Partnership Agreement, the Company has agreed to grant to Schwazze an option to acquire a number of shares of common stock, $.0001 par value, of the Company (“Common Stock”) pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Grant of Option. The Company hereby grants to Schwazze the option (the “Option”) to purchase 581,429 shares of Common Stock (the “Option Shares”) for the Option Price and subject to all the terms and conditions set forth in this Agreement.

2.Option Price. Upon the exercise of the Option, the price to be paid by Schwazze for the purchase of all of the Option Shares is $1,000,000.00 in total (the “Option Price”).

3.Exercise Period. The Option may be exercised by Schwazze at any time within eighteen (18) months from the date of this Agreement (the “Option Period”). The exercise of the Option may only be exercised for all, but not less than all, of the Option Shares and after payment in full of the Option Price by wire transfer to an account designated by the Company.

4.Exercise of Option. The Option may be exercised by Schwazze by delivering written notice to the Company (the “Option Notice”) at any time prior to the expiration of the Option Period. The Option Notice shall state the closing date, which date shall be no less than ten (10) days nor more than thirty (30) days from the date of the Option Notice (the “Closing Date”).

5.Closing. The closing on the purchase of the Option Shares shall take place at the Company’s offices on the Closing Date or such other place mutually agreeable to by the parties. At the closing, (a) Schwazze shall pay the Option Price to the Company by wire transfer to an account designated by the Company, and (b) upon receipt by the Company of such funds, the Company shall deliver a stock certificate evidencing ownership of the Option Shares.

6.Certain Adjustments. If the Company (i) pays a dividend in shares of Common Stock or makes a distribution in shares of Common Stock, (ii) subdivides (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, (iii) combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) by reclassification (other than a change in par value or from par value to no par value or as a result of a stock dividend or subdivision, split-up or combination of shares), reorganization, consolidation or merger of the Company with or into another person or other similar transaction, issues other securities of the Company to all holders of Common Stock, the number of Option Shares purchasable upon exercise of this Option and the Option Price shall be adjusted so that Schwazze shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which Schwazze would have owned or have been entitled to receive if this Option had been exercised immediately prior to any such event or any record date with respect thereto. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event, and prompt written notice thereof shall be given to Schwazze.

7.Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants, covenants and agrees as follows:

(a)All of the Option Shares, if and when purchased by and delivered to Schwazze, pursuant to this Agreement, shall be duly issued, fully paid and non-assessable, and the Company has (and will retain) full power and authority to transfer any or all of the Option Shares to Schwazze upon the exercise of the Option granted hereunder, free and clear of any and all liens, encumbrances, claims, liabilities and restrictions except those restrictions created under this Agreement.

(b)The Option Shares correctly reflect the option to acquire additional equity of the Company as contemplated in Section 6(a)(iii) of that certain Memo of Understanding, dated May 13, 2021, among the Company, Schwazze and the Emerald Companies (as defined therein).

(c)The Company is a corporation, duly incorporated and validly existing under the laws of the State of Colorado and shall maintain in good standing, its status as a corporation thereunder.

8.	Representations and Warranties Regarding Unregistered Shares.

(a)THE OPTION AND THE OPTION SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE SECURITIES ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE

CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

(b)Schwazze hereby warrants, represents, agrees and acknowledges that: (i) it is an “accredited investor” within the meaning of regulation D promulgated under the Securities Act; (ii) if the Option is exercised, it is acquiring the Option Shares for its own account as a long-term investment and without a present view to make any distribution, resale or fractionalization thereof; (iii) it and its independent counselors have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment involved in the acquisition of the Option Shares and they have evaluated the same; (iv) it is able to bear the economic risks of such investment; (v) it and its independent counselors have made such investigation of the Company (including its business prospects and financial condition), have had access to all information regarding the Company, and have had an opportunity to ask all of the questions regarding the Company and the Option Shares as they deem necessary to fully evaluate its investment in the Company; and (vi) it understands that if the Option is exercised, (A) the Option Shares are not, and will not be, registered under the Securities Act or any state securities law, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of its representations herein, (B) the Option Shares acquired by it are “restricted securities” under the Securities Act and state securities laws and that, pursuant to these laws, it must hold the Option Shares indefinitely unless they are registered under the Securities Act and qualified by state authorities or an exemption from such registration and qualification requirements is available (evidence of which must be satisfactory to counsel for the Company), (C) there is no market for the Option Shares, and such Shares cannot be expected to be readily transferred or liquidated; and (D) its acquisition of Option Shares involves a high degree of risk.

9.	Stockholders Agreement.

(a)THE OPTION AND THE OPTION SHARES ARE SUBJECT TO A STOCKHOLDERS AGREEMENT, DATED AS OF MAY 20, 2022, BY AND AMONG THE COMPANY AND THE STOCKHOLDERS OF THE COMPANY THERETO (AS AMENDED FROM TIME TO TIME, THE “STOCKHOLDERS AGREEMENT”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE OPTION SHARES MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE STOCKHOLDERS AGREEMENT. A COPY OF THE STOCKHOLDERS AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON REQUEST.

(b)In the event Schwazze exercises the Option, it will be required to become a party to the Stockholders’ Agreement by executing the Joinder Agreement attached thereto as an exhibit.

10.Other Actions. Each of the parties hereto agrees to execute and deliver such documents, certificates, instruments and agreements and to take such other actions as may be necessary or desirable in order to consummate the transactions contemplated by this Agreement or execute the terms of this Agreement.

11.Binding Effect; Non-Assignable. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, as the case may be, with the same force and effect specifically mentioned in each instance where a party hereto is named. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto, and their respective successors and permitted assigns, any rights or obligations under or by reason of this Agreement. Notwithstanding anything to the contrary contained herein, neither the Option nor any of the rights or obligations under this Agreement may not be assigned or transferred.

12.Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Colorado..

13.Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in the state or federal courts of the United States of America located in Denver County, Colorado, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified or registered mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

14.Entire Agreement; Amendments. This Agreement contains the entire Agreement between the parties as to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between this Agreement and the Brand Partnership Agreement, the terms of this Agreement shall control. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

15.Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given upon the earlier of actual receipt, or (a) upon personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, or (c) one (1) business day after the business day of deposit with a nationally recognized overnight courier, postage prepaid, specifying next-day delivery. Such communications must be sent to the respective parties at the e-mail address and location address indicated below (or at such other e-mail address or location address for a party as shall be specified in a notice given in accordance with this Section 15).

If to the Company:	1880 S. Flatiron Court, Suite E Boulder, Colorado 80301 E-mail: dburkhalter@missionholdings.us Attention: Doug Burkhalter

Attention: David S. Spewak, Esq.
with a copy to:	Berger, Cohen & Brandt, LC 8000 Maryland Ave., Suite 1500 Clayton, Missouri 63105 E-mail: dspewak@bcblawlc.com Attention: David S. Spewak, Esq.

If to the Holder:

Medicine Man Technologies, Inc. (d/b/a Schwazze)

4880 Havana Street, Suite 201

Denver, Colorado 80239

Email: dan@schwazze.com

            sarah.guthrie@schwazze.com

Attn:    Dan Pabon, General Counsel

            Sarah Guthrie, Securities Counsel

with a copy to:	Brownstein Hyatt Farber Schreck, LLP 410 17th Street, Suite 2200 Denver, Colorado 80202 Email: AAgron@BHFS.com JKnetsch@BHFS.com RLunberg@BHFS.com Attn: Adam Agron Jeff Knetsch Rikard Lundberg

16.Prevailing Party Fees. In the event of a dispute with respect to the provisions of this Agreement and in addition to all other remedies, the non-prevailing party shall indemnify, protect and hold harmless the prevailing party from and shall pay the prevailing party’s costs and expenses (including without limitation reasonable attorneys’ fees, court costs and/or costs of arbitration) incurred by the prevailing party in enforcing any of the provisions of this Agreement.

17.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

18Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

19.Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

20.No Strict Construction. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

COMPANY:

MISSION HOLDINGS, INC.

By:	/s/ Donald Douglas Burkhalter
Donald Douglas Burkhalter
Chief Executive Officer

SCHWAZZE:

MEDICINE MAN TECHNOLOGIES, INC.

By:	/s/ Justin Dye
Justin Dye
Chief Executive Officer

EXHIBIT B

FORM OF PENNY WARRANT

WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE SECURITIES ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

THIS WARRANT (AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT) IS SUBJECT TO A STOCKHOLDERS AGREEMENT, DATED AS OF MAY 20, 2022, BY AND AMONG MISSION HOLDINGS US, INC. (THE “COMPANY”) AND THE STOCKHOLDERS OF THE COMPANY THERETO (AS AMENDED FROM TIME TO TIME, THE “STOCKHOLDERS AGREEMENT”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS WARRANT MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE STOCKHOLDERS AGREEMENT. A COPY OF THE STOCKHOLDERS AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON REQUEST.

Warrant Certificate No.: [___]

Original Issue Date: [_____________], 202[_]

FOR VALUE RECEIVED, Mission Holdings US, Inc., a Colorado corporation (the “Company”), hereby certifies that Medicine Man Technologies, Inc. (d/b/a Schwazze), a Nevada corporation, or its registered assigns (the “Holder”), is entitled to purchase from the Company, subject to the Warrant Cap, [_________]1 duly authorized, validly issued, fully paid and non-assessable shares of Common Stock at a purchase price per share of $0.01 (the “Exercise Price”), all subject to the terms, conditions and adjustments set forth below in this Warrant. Certain capitalized terms used herein are defined in Section 1 hereof.

1 For each Testing Period (as defined under the Brand Agreement), the number of warrants to be issued will be determined after the expiration of such Testing Period and in accordance with Section 5.c. of the Brand Agreement.

This Warrant has been issued pursuant to the terms and conditions of Section 5.c. of that certain Brand Partnership Agreement, dated as of August 23, 2022 by and between the Company and the Holder (the “Brand Agreement”). Notwithstanding anything contained herein to the contrary, Holder shall not have the right to purchase any Warrant Shares to the extent that any Warrant Shares purchased hereunder, together with the aggregate number of any Warrant Shares purchased by Holder under any other Warrant Certificates issued pursuant to the Brand Agreement, exceeds twenty percent (20%) of the total Fully Diluted Shares (defined below) (the “Warrant Cap”).

1.Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

“Aggregate Exercise Price” means an amount equal to the product of (a) the number of Warrant Shares in respect of which this Warrant is then being exercised pursuant to Section 3 hereof, multiplied by (b) the Exercise Price.

“Board” means the board of directors of the Company.

“Brand Agreement” has the meaning set forth in the preamble.

“Business Day” means any day, except a Saturday, Sunday or legal holiday, on which banking institutions in the city of Denver, Colorado are authorized or obligated by law or executive order to close.

“Common Stock” means the common stock, $.0001 par value per share, of the Company, and any capital stock into which such Common Stock shall have been converted, exchanged or reclassified following the date hereof.

“Company” has the meaning set forth in the preamble.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

“Excluded Issuances” means any issuance or sale by the Company after the Original Issue Date of: (a) shares of Common Stock issued upon the exercise of this Warrant; (b) shares of Common Stock (as such number of shares is equitably adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations) issued directly or upon the exercise of Options to directors, officers, employees, or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company, in each case authorized by the Board and issued pursuant to the Company’s Mission 2021 Equity Incentive Plan (including all such shares of Common Stock and Options outstanding prior to the Original Issue Date); (c) shares of Common Stock issued upon the conversion or exercise of Options (other than Options covered by clause (b) above) or Convertible Securities issued prior to the Original Issue Date, provided that such securities are not amended after the date hereof to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof; (d) shares of Common Stock, Options or Convertible Securities issued (i) to persons in connection with a joint venture, strategic alliance or other commercial relationship with such person (including persons that are customers, suppliers and strategic partners of the Company) relating to the operation of the Company’s business and not for the primary purpose of raising equity capital, (ii) to the lessor or vendor in any office lease or equipment lease or similar equipment financing transaction in which the Company obtains the use of such office space or equipment for its business, (iii) in connection with a transaction in which the Company, directly or indirectly, acquires another business or its tangible or intangible assets, or (iv) to lenders as equity kickers in connection with debt financings of the Company, in each case where such transactions have been approved by the Board; or (e) shares of Common Stock in an offering for cash for the account of the Company that is underwritten on a firm commitment basis and is registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

“Exercise Date” means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., Denver, Colorado time, on a Business Day, including, without limitation, the receipt by the Company of the Exercise Notice, the Warrant and the Aggregate Exercise Price.

“Exercise Notice” has the meaning set forth in Section 3(a)(i).

“Exercise Period” has the meaning set forth in Section 2.

“Exercise Price” has the meaning set forth in the preamble.

“Fair Market Value” means, as of any particular date: (a) the volume weighted average of the closing sales prices of the Common Stock for such day on all domestic securities exchanges on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on any such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Stock on all such exchanges at the end of such day; (c) if on any such day the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association for such day; or (d) if there have been no sales of the Common Stock on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of such day; in each case, averaged over twenty (20) consecutive Business Days ending on the Business Day immediately prior to the day as of which “Fair Market Value” is being determined; provided, that if the Common Stock is listed on any domestic securities exchange, the term “Business Day” as used in this sentence means Business Days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, the “Fair Market Value” of the Common Stock shall be the fair market value per share as determined by the Board in good faith, which determination shall be final and conclusive.

“Fully Diluted Shares” means the total number of issued and outstanding shares of all classes of the Company’s stock, including all issued options, warrants and other securities convertible into shares of the Company’s stock, whether vested or subject to vesting.

“Holder” has the meaning set forth in the preamble.

“Nasdaq” means The NASDAQ Stock Market LLC.

“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

“Original Issue Date” means the Original Issue Date set forth in the preamble, which is the date on which the Warrant was issued by the Company pursuant to the Brand Agreement.

“OTC Bulletin Board” means the Financial Industry Regulatory Authority OTC Bulletin Board electronic inter-dealer quotation system.

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

“Pink OTC Markets” means the OTC Markets Group Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB and OTC Pink.

“Warrant” means this Warrant and all warrants issued upon division or combination of, or in substitution for, this Warrant.

“Warrant Shares” means the shares of Common Stock or other capital stock of the Company then purchasable upon exercise of this Warrant in accordance with the terms of this Warrant.

2.	Term of Warrant; Vesting Terms.

(a)Subject to the terms and conditions hereof (including, without limitation, the satisfaction of the Vesting Condition (defined below)), at any time or from time to time after the expiration of the Vesting Period and prior to 5:00 p.m., Denver, Colorado time, on the second (2nd) anniversary of the date thereof, or, if such day is not a Business Day, on the next preceding Business Day (the “Exercise Period”), the Holder of this Warrant may exercise this Warrant for all or any part of the Warrant Shares purchasable hereunder (subject to adjustment as provided herein). The Company shall give the Holder written notice of the expiration of the Exercise Period not less than ten (10) days, but not more than sixty (60) days, prior to the end of the Exercise Period.

(b)Holder shall not have the right to exercise this Warrant for all or any part of the Warrant Shares until the first (1st) anniversary of the date hereof (the “Vesting Period”). Thereafter, Holder shall have the right to exercise this Warrant for all or any part of the Warrant Shares only if the revenue generated by the Company through Holder’s channels (the “Vesting Period Revenue”) during the Vesting Period is more than eighty percent (80%) of the revenue generated by the Company through Holder’s channels during the Testing Period (as defined in the Brand Agreement) applicable to the issuance of this Warrant (the “Vesting Condition”), all as determined in accordance with Section 5.c. of the Brand Agreement; provided, however, to the extent any such reduction in Vesting Period Revenue occurs as a direct result of the action or inaction of the Company (e.g., reduction in supply from Mission to Schwazze, recall, etc.), such reduction shall not be included in the aforementioned calculation for determining the satisfaction of the Vesting Condition. If the Vesting Condition is not satisfied, then this Warrant and the Holder’s right to exercise this Warrant for all or any part of the Warrant Shares shall terminate in all respects and for all purposes. Notwithstanding the foregoing, if Holder exercises the Buy-Out Option (as defined in the Brand Agreement), Holder’s right to exercise this Warrant for all or any part of the Warrant Shares shall automatically vest.

3.	Exercise of Warrant.

(a)Exercise Procedure. Following the expiration of the Vesting Period and upon the satisfaction of the Vesting Condition, this Warrant may be exercised from time to time on any Business Day during the Exercise Period, for all or any part of the unexercised Warrant Shares, upon:

(i)surrender of this Warrant to the Company at its then principal executive offices (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction), together with a Notice of Exercise in the form attached hereto as Exhibit A (each, an “Exercise Notice”), duly completed (including specifying the number of Warrant Shares to be purchased) and executed; and

(ii)payment to the Company of the Aggregate Exercise Price in accordance with Section 3(b).

(b)Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the option of the Holder as expressed in the Exercise Notice, by the following methods:

(i)by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price; or

(ii)by instructing the Company to withhold a number of Warrant Shares then issuable upon exercise of this Warrant with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price.

In the event of any withholding of Warrant Shares pursuant to clause (ii) above where the number of shares whose value is equal to the Aggregate Exercise Price is not a whole number, the number of shares withheld by or surrendered to the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder (by delivery of a certified or official bank check or by wire transfer of immediately available funds) based on the incremental fraction of a share being so withheld by or surrendered to the Company in an amount equal to the product of (x) such incremental fraction of a share being so withheld or surrendered multiplied by (y) the Fair Market Value per Warrant Share as of the Exercise Date.

(c)Delivery of Stock Certificates. Upon receipt by the Company of the Exercise Notice, surrender of this Warrant and payment of the Aggregate Exercise Price (in accordance with Section 3(a) hereof), the Company shall, as promptly as practicable, and in any event within fifteen (15) Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a share, as provided in Section 3(d) hereof. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Notice and shall be registered in the name of the Holder or, subject to compliance with Section 7 below, such other Person’s name as shall be designated in the Exercise Notice. This Warrant shall be deemed to have been exercised and such certificate or certificates of Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the Exercise Date.

(d)Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon exercise of any Warrant. As to any fraction of a Warrant Share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay to such Holder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (i) such fraction multiplied by (ii) the Fair Market Value of one Warrant Share on the Exercise Date.

(e)Delivery of New Warrant. Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Shares being issued in accordance with Section 3(c) hereof, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

(f)Valid Issuance of Warrant and Warrant Shares; Payment of Taxes. With respect to the exercise of this warrant, the Company hereby represents, covenants and agrees:

(i)This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(ii)All Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance and upon receipt of payment of the Aggregate Exercise Price, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all taxes, liens and charges.

(iii)The Company shall use commercially reasonable efforts to take such actions as may be necessary to ensure that all such Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

(iv)The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Shares upon exercise of this Warrant; provided, that the Company shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Shares to any Person other than the Holder, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

(g)Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(h)Reservation of Shares. During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock or other securities constituting Warrant Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant, and the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

4.Adjustment to Number of Warrant Shares. In order to prevent dilution of the purchase rights granted under this Warrant, the number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 4 (in each case, after taking into consideration any prior adjustments pursuant to this Section 4).

(a)Adjustment to Number of Warrant Shares Upon Dividend, Subdivision or Combination of Common Stock. If the Company shall, at any time or from time to time after the Original Issue Date, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Company payable in shares of Common Stock or in Options or Convertible Securities, or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to any such dividend, distribution or subdivision shall be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased. Any adjustment under this Section 4(a) shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

(b)Adjustment to Number of Warrant Shares Upon Reorganization, Reclassification, Consolidation or Merger. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company’s assets to another Person or (v) other similar transaction (other than any such transaction covered by Section 4(a)), in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, each Warrant shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the Holder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant); and, in such case, appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder’s rights under this Warrant to insure that the provisions of this Section 4 hereof shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant. The provisions of this Section 4(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions. The Company shall not effect any such reorganization, reclassification, consolidation, merger, sale or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation, merger, sale or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant and satisfactory to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant.

(c)Exceptions To Adjustment Upon Issuance of Common Stock. Notwithstanding anything herein to the contrary, there shall be no adjustment to the number of Warrant Shares issuable upon exercise of this Warrant with respect to any Excluded Issuance.

(d)	Certificate as to Adjustment.

(i)As promptly as reasonably practicable following any adjustment of the number of Warrant Shares pursuant to the provisions of this Section 4, but in any event not later than twenty (20) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii)As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than twenty (20) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer certifying the number of Warrant Shares or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of the Warrant.

(e)	Notices. In the event:

(i)that the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(ii)of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another Person, or sale of all or substantially all of the Company’s assets to another Person; or

(iii)of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company shall send or cause to be sent to the Holder at least ten (10) days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Warrant and the Warrant Shares.

5.Purchase Rights. In addition to any adjustments pursuant to Section 4 above, if at any time the Company grants, issues or sells any shares of Common Stock, Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock (the “Purchase Rights”), then the Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder would have acquired if the Holder had held the number of Warrant Shares acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights. Anything herein to the contrary notwithstanding, the Holder shall not be entitled to the Purchase Rights granted herein with respect to any Excluded Issuance.

6.Stockholders Agreement. This Warrant and all Warrant Shares issuable upon exercise of this Warrant are and shall become subject to, and have the benefit of, the Stockholders Agreement, and the Holder shall be required, for so long as the Holder holds this Warrant or any Warrant Shares, and as a condition to its receipt of this Warrant and any Warrant Shares issuable upon exercise of this Warrant, to become and remain a party to the Stockholders Agreement. In furtherance thereof, Holder shall execute and deliver to the Company the Joinder Agreement attached as an exhibit to the Stockholders Agreement.

7.Transfer of Warrant. Subject to the transfer conditions referred to in the legend endorsed hereon and the terms and conditions of the Stockholders Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant to the Company at its then principal executive offices with a properly completed and duly executed Assignment in the form attached hereto as Exhibit B, together with funds sufficient to pay any transfer taxes described in Section 3(f)(iv) in connection with the making of such transfer. Upon such compliance, surrender and delivery and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled.

8.Holder Not Deemed a Stockholder; Limitations on Liability. Except as otherwise specifically provided herein, prior to the issuance to the Holder of the Warrant Shares to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

9.	Replacement on Loss; Division and Combination.

(a)Replacement of Warrant on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant so lost, stolen, mutilated or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

(b)Division and Combination of Warrant. Subject to compliance with the applicable provisions of this Warrant and the Stockholders Agreement as to any transfer or other assignment which may be involved in such division or combination, this Warrant may be divided or, following any such division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders or their agents or attorneys. Subject to compliance with the applicable provisions of this Warrant and the Stockholders Agreement as to any transfer or assignment which may be involved in such division or combination, the Company shall at its own expense execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with such notice. Such new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as the Warrant or Warrants so surrendered in accordance with such notice.

10.	Compliance with the Securities Act.

(a)Agreement to Comply with the Securities Act; Legend. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 10 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”). This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF

1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE SECURITIES ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.”

(b)Representations of the Holder. In connection with the issuance of this Warrant, the Holder specifically represents, as of the date hereof, to the Company by acceptance of this Warrant as follows:

(i)The Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Holder is acquiring this Warrant and the Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act.

(ii)The Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(iii)The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Shares. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company.

11.Warrant Register. The Company shall keep and properly maintain at its principal executive offices books for the registration of the Warrant and any transfers thereof. The Company may deem and treat the Person in whose name the Warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant.

12.Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given upon the earlier of actual receipt, or (a) upon personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, or (c) one (1) business day after the business day of deposit with a nationally recognized overnight courier, postage prepaid, specifying next-day delivery. Such communications must be sent to the respective parties at the e-mail address and location address indicated below (or at such other e-mail address or location address for a party as shall be specified in a notice given in accordance with this Section 12).

If to the Company:	1880 S. Flatiron Court, Suite E Boulder, Colorado 80301 E-mail: dburkhalter@missionholdings.us Attention: Doug Burkhalter

with a copy to:	Berger, Cohen & Brandt, LC 8000 Maryland Ave., Suite 1500 Clayton, Missouri 63105 E-mail: dspewak@bcblawlc.com Attention: David S. Spewak, Esq.

If to the Holder:	Medicine Man Technologies, Inc. (d/b/a Schwazze) 4880 Havana Street, Suite 201 Denver, Colorado 80239 Email: dan@schwazze.com Attn: Dan Pabon, General Counsel

with a copy to:	Brownstein Hyatt Farber Schreck, LLP 410 17th Street, Suite 2200 Denver, Colorado 80202 Email: AAgron@BHFS.com JKnetsch@BHFS.com RLunberg@BHFS.com Attn: Adam Agron Jeff Knetsch Rikard Lundberg

13.Cumulative Remedies. Except to the extent expressly provided in Section 8 to the contrary, the rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

14.Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

15.Entire Agreement. This Warrant, together with the Stockholders Agreement and the Brand Agreement, constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the terms of this Warrant, the Stockholders Agreement and the Brand Agreement, the terms of this Warrant shall control.

16.Successor and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

17.No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

18.Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

19.Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

20.Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

21.Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Colorado.

22.Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Warrant or the transactions contemplated hereby shall be instituted in the state or federal courts of the United States of America located in Denver County, Colorado, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified or registered mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

23.Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Warrant is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Warrant or the transactions contemplated hereby.

24.Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

25.No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Original Issue Date.

MISSION HOLDINGS US, INC.

By:
Donald Douglas Burkhalter
Chief Executive Officer

Accepted and agreed:

MEDICINE MAN TECHNOLOGIES, INC. (D/B/A SCHWAZZE)

By:
Justin Dye
Chief Executive Officer

EXHIBIT A

NOTICE OF EXERCISE FORM

The undersigned registered Holder of Warrant hereby irrevocably exercises the attached Warrant No.:      , with an Original Issue Date of                             (the “Warrant”) for and purchases                             shares of common stock of Mission Holdings US, Inc., a Colorado corporation (the “Company”), pursuant to the terms and the conditions specified in the Warrant and (check the applicable box):

☐	Tenders herewith payment of the Aggregate Exercise Price (as defined in the Warrant) in full; or
☐	Elects to exercise the Warrant on a “cashless” basis pursuant to, and subject to the terms of, Section 3(b)(ii) of the Warrant.

In exercising the Warrant, the undersigned hereby confirms and acknowledges that the shares of common stock to be issued upon exercise hereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment and that the undersigned will not offer, sell or otherwise dispose of any such shares of common stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state or foreign securities laws.

The undersigned represents that he, she, or it is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act of 1933, as amended, and the aforesaid shares of common stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

Dated:
By:
(Signature of Registered Holder)

Print Name:

EXHIBIT B

ASSIGNMENT

FOR VALUE RECEIVED,                                       , the registered holder (the “Holder”) of the Warrant (defined below), hereby sells, assigns, and transfers unto                                        (the “Transferee”), Warrant No.:                                       , with an Original Issue Date of                                        (the “Warrant”) to purchase shares of common stock of Mission Holdings US, Inc., a Colorado corporation, and all rights evidenced by the Warrant.

Transferee Information (please provide):

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated:

Holder’s Signature:

Holder’s Address:

EXHIBIT C

COMPANY CAP TABLE

(SEE ATTACHED)